                                                                    EXHIBIT 10.6

                                                           (English Translation)

                   SOLAR CELL SILICON WAFER SUPPLY AGREEMENT

                                                                  CSI-LDK060602W

Party A:     Canadian Solar Inc.
Address:     Mississauga, Ontario, Canada

Party B:     Jiangxi Saiwei LDK Solar Energy High-Tech Limited Liability Company
Address:     Xinyu City High Technology Development Zone, Jiangxi Province

Whereas:

1.    Party A and Party B have friendly cooperative relationship;

2. Party A has decided to invest in and form a solar cell silicon wafer production line in China;

After friendly consultation, Party A and Party B hereby reach the following agreement on Party B's supply of polycrystalline silicon to Party A:

Article 1    Product Supply

Party B agrees to supply polycrystalline silicon wafer products ("Product") to Party A according to this Agreement in such quantity as determined in accordance with the relevant provisions of this Agreement.

Party A will carry out the actual procurement through its subsidiary in China designated by it.

Article 2    Quantity of Supply


                                 Quantity
                ---------------------------------------------
         Year   Quarter 1   Quarter 2   Quarter 3   Quarter 4
         ----   ---------   ---------   ---------   ---------
1        2007     1 MW        3 MW        5 MW        6 MW
2        2008                     50 MW
3        2009                     75 MW
4        2010                     108 MW

Article 3    Quality Standard and Specifications

Party B shall make deliveries to Party A according to its publicly announced product quality standard and specifications.

Article 4    Principle for Determination of Supply Price and Payment

1. The price of the Product to be supplied by Party B to Party A shall be the uniform price at which Party B supplies the Product to all major companies at that time. In principle, the price shall be determined on a monthly basis. Once determined, the price shall remain unchanged for at least one month.

2. Party A agrees that after this Agreement duly comes into effect it will make an advance payment at 60% of the price to Party B as deposit six months before Party B begins to make deliveries, with the remaining 40% of the price to be paid in full within 30 days before Party B makes deliveries.

Article 5    Procedure of Supply

1. Party A and Party B shall agree in writing on the material terms of the supply, such as the price of the Product, quantity, quality, specifications, delivery schedule and amount of deposit payment, under separate covers prior to each delivery period.

2. Party B shall issue a supply order to Party A 45 days prior to a delivery specifying the delivery quantity, quality, specification and delivery schedule.

3. Upon receipt of Party B's order, Party A shall confirm the supply order in writing within 5 days. A purchase order finally confirmed by both Parties in writing shall be the final basis of the supply of the Product for the delivery period concerned. If any Party proposes to change the delivery quantity or delivery time after such confirmation, that Party shall notify the other Party 10 days in advance and obtain the written consent of the other Party, otherwise it shall be liable for breach of contract accordingly.

4. Mode of delivery: Delivery shall be taken by Party A itself according to the delivery date and quantity finally confirmed by the Parties and, when Party A takes delivery, the Parties shall confirm the quantity of the Product and complete the delivery formalities in writing onsite.

Article 7    Acceptance and Objection

Party A shall carry out acceptance on the very day of receipt of the Product and shall raise any objection it may have with regard to the quality of the Product within 90 days of receipt of the Product. If it fails to do so within this period, it shall be deemed to have no objection.

Article 8    Liability for Breach of Contract

If any Party violates any provision of this Agreement, it shall be liable for breach of contract accordingly. If the quality of any Product supplied by Party B does not conform to that agreed by the Parties, Party A has the right to return the Product to Party B within 90 days and Party B shall promptly replace the Product upon receipt of it from Party A.

The Parties agree that in the following circumstances Party A has the right to demand the return of the advance payment:

      (1) Party B fails to make deliveries on schedule and according to the quality requirement;

      (2) The Parties fail to reach an agreement on the specific price of the goods;

      (3) Party B suspends production for a long period (over three months), becomes bankrupt or encounters other material changes;

      (4) There is a material change in the equity structure of Party B or Party B's major shareholder;

      (5) Party B fails to perform its obligations as required by this Agreement.

Party B shall return the advance payment in full within 30 days after Party A issues a written demand for the return of the advance payment and the obligations under this Agreement will not be deemed terminated until confirmation is given by both Parties.

Article 9    Governing Law and Jurisdiction Over Disputes

1. The conclusion, validity, interpretation and performance of and the resolution of disputes relating to this Agreement shall be governed by the laws of the mainland area of the People's Republic of China.

2. All disputes arising from or in connection with the performance of this Agreement shall be resolved by the Parties through amicable consultation; if such consultation fails to resolve a dispute, either Party may apply to the Suzhou Contract Arbitration Commission for arbitration by an arbitration tribunal formed by the arbitration commission in accordance with the arbitration rules of that arbitration commission in effect at the time of the application. The arbitration award shall be final and binding on both Parties.

Article 10   Effectiveness of Agreement

This Agreement shall come into effect after it is signed by the legal representatives or authorized representatives of the Parties.

Article 11   Miscellaneous

This Agreement shall be written in quadruplicate with Party A and Party B each holding two copies (including one original and one duplicate), and all four copies of the Agreement shall have equal legal effect.

(No text of the main body hereafter)

Party A:     Canadian Solar, Inc.

             Legal representative or authorized representative: [signature]

             July 6, 2006

Party B:     Jiangxi Saiwei LDK Solar Energy High-Tech Limited Liability Company

             Legal representative or authorized representative: [signature]

             July 6, 2006

                                                           (English Translation)

             SOLAR CELL SILICON WAFER SUPPLY SUPPLEMENTAL AGREEMENT

                                                               NO. 60810 CSI/LDK

Party A: Canadian Solar Inc.
Address: 4056 Jefton Crescent, Mississauga, Ontario, L5L 1Z3 Canada

Party B: Jiangxi Saiwei LDK Solar Energy High-Tech Limited Liability Company
Address: Xinyu City High Technology Development Zone, Jiangxi Province

Based on their respective developmental needs, Party A and Party B hereby supplement the Solar Cell Silicon Wafer Supply Agreement of No. CSI-LDK060602W that they have executed.

Party B agrees to amend the quantity of supply stipulated in the above-said agreement as follows:

                Year                           Quantity
                ----      ------------------------------------------------------

1               2007      Quarter 1      Quarter 2      Quarter 3      Quarter 4

                            1 MW           4 MW           8 MW           12 MW

2               2008                            50 MW

3               2009                            75 MW

4               2010                           108 MW


Other provisions shall remain unchanged.


Party A:         [signature]                  Party B:        [signature]

Representative:   /s/                         Representative:  /s/
                 ----------------                             ----------------

Date:            August 11, 2006              Date:           August 11, 2006